EXHIBIT 16(a)
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                              JOINT CODE OF ETHICS
                              EFFECTIVE: 04/01/2004

I.        BACKGROUND

          1. This Joint Code of Ethics ("Code") has been adopted by USAA Investment Management Company ("IMCO"), USAA Shareholder Account Services ("SAS") and each of the USAA Funds (as defined in
              Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 which requires that every investment company and its investment adviser adopt such a Code in order to regulate the personal investing activities of its personnel.

          2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by fund personnel in connection with their personal transactions in Covered Securities held or to be acquired by the USAA Funds and in connection with their personal transactions in Reportable USAA Funds, and to avoid conflicts of interest so that the best interests of investors in the USAA Funds and other clients of IMCO ("other IMCO-managed accounts") as well as USAA members and customers will be served.

          3.  In   adopting   this  Code,   the  Boards  of   Directors/Trustees
              (hereinafter "Board of Directors") of IMCO, SAS and the USAA Funds emphasize that all persons covered by this Code must agree:

              (a) to place the  interests  of USAA Fund  shareholders  and other
                  IMCO-managed accounts above their own personal interests;

              (b) to refrain,  in the conduct of all of their personal  affairs, from taking any inappropriate advantage of their positions with IMCO, SAS and the USAA Funds;

              (c) to comply with the Federal Securities Laws; and

              (d) to conduct all  "personal  securities  transactions"  so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's position with IMCO, SAS and the USAA Funds.

          4. This Code is intended to be administered together with the "Policy Statement Concerning Insider Trading" (the "IMCO Insider Trading Policy") as adopted and revised, from time to time, by IMCO, as well as the "USAA Policy Statement and Procedures on Conflict of Interest and Business Ethics" (the "USAA Conflicts


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              Policy") as adopted and revised,  from time to time, by the United
              Services Automobile Association ("USAA").

          5.  In adopting this Code, the Boards of Directors have considered:

              (a) how the Code's  restrictions  and  procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA Funds and all other IMCO-managed accounts;

              (b) the overall nature of the USAA Funds' operations; and

              (c) issues and concerns  raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel (including portfolio managers, analysts, traders, fund accountants, other investment personnel, and all "access persons" in general).

          6. The Boards of Directors of all entities that have adopted this code have determined that the Code contains provisions reasonably necessary to prevent Access Persons from engaging in Unlawful Actions or Impermissible Conduct and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.       DEFINITIONS

          For the definitions of important terms used throughout this Code, see "Appendix A."

III.      CODE OF ETHICS COMMITTEE

          1.  PURPOSE, AUTHORITY AND RESPONSIBILITIES
              A Code of Ethics Committee ("Committee") has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA Funds receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA Funds.

              The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year.

              Upon completion of the annual review, the Chief Compliance Officer, on behalf of the Committee and the Funds, shall prepare an annual written report to the Boards of Directors that at a minimum (1) summarizes existing procedures contained in the Code and the IMCO Insider Trading Policy and any changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures

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              since the last report to the Boards of Directors,  including,  but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon IMCO's experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

              In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the disinterested directors/trustees and proposing any changes to the Code as it applies to disinterested directors/trustees.

              The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the Chief Compliance Officer upon request and should be treated as the confidential property of IMCO.

          2.  VIOLATIONS;   INVESTIGATIONS;   EMPLOYMENT-RELATED  SANCTIONS;
              DISGORGEMENT

              The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

              Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.       AFFIRMATIVE OBLIGATIONS

          1.  IMCO shall:

              (a) maintain a list of all "access persons," to be updated as soon as practicable, but no less frequently than on a monthly basis; and

              (b) issue timely notice to all employees of their  addition to, or removal from, such list.

          2.  REPORTING PERSONS
              Upon initial employment or association with IMCO, SAS or other entity designated by the Chief Compliance Officer (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all reporting

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              persons shall be informed of all reporting obligations required by this Code and shall:

              (a) affirm  in  writing  their  receipt  of,   familiarity   with,
                  understanding of, and agreement to comply with:

                  (i) those provisions of this Code that pertain to them; and

                  (ii) all provisions of the IMCO Insider Trading Policy.

              (b) agree in writing to report any  violations of this Code to the
                  Chief Compliance Officer and cooperate with any investigations or inquiries to determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

              (c) certify in writing  compliance  with those  provisions of this
                  Code (including, in particular, the transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

          3.  INTERESTED ACCESS PERSONS
              All interested access persons shall make prompt oral or written disclosure to the Chief Compliance Officer as well as the department head in his or her area of the firm of any actual or apparent material conflict(s) of interest which the interested access person may have with regard to any Covered Security in which he or she has a direct or indirect beneficial ownership interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA Fund or other IMCO-managed account.

V.        RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

          1.  GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS
              In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all reporting persons other than disinterested directors/trustees are prohibited from receiving any gift, gratuity, favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA Fund. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

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          2.  DIRECTORSHIPS.

              (a) GENERAL RULE
                  Interested access persons are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

              (b) APPLICATIONS FOR APPROVAL
                  Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the Chief Compliance Officer for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

              (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
                  Whenever any interested access person is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA Fund or other IMCO-Managed Account. All appropriate portfolio managers are to be advised in writing by the Chief Compliance Officer that specific interested access person is to be excluded from such decisions.

VI.       RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

          1.  REPORTABLE USAA FUNDS
              All persons covered by this Code must always conduct their personal investing activities in Reportable USAA Funds lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in Reportable USAA Funds that are consistent with their financial resources and objectives. IMCO discourages short-term trading strategies.

              Excessive Trading in Reportable USAA Funds by Access Persons is not permitted. Access Persons must hold their investments in Reportable USAA Funds in brokerage accounts with USAA Investment Management Company or in accounts with the Reportable USAA Funds' transfer agent.

              Any Access Person covered by this Code who is identified as having engaged in Excessive Trading in Reportable USAA Funds will be reported to the Code of Ethics Committee for a determination of disciplinary action under Section III. 2. unless such person can demonstrate to the Code of Ethics Committee in writing that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

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          2.  INITIAL PUBLIC OFFERINGS
              No interested access person or IMCO-NASD registered employee shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any initial public offering by or on behalf of the issuer of such security.

          3.  LIMITED OFFERING TRANSACTIONS

              (a) GENERAL RULE
                  No interested access person may purchase a security in a limited offering transaction without obtaining the advance written approval of the Chief Compliance Officer.

              (b) EXCEPTION
                  In determining whether or not to grant approval of participation in a limited offering, the Chief Compliance Officer is directed to consider, among any other pertinent factors:

                  (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA Funds; and

                  (ii) whether  the  opportunity  is or seems to have  been made available to the access person due to or by virtue of the position which he or she holds with IMCO and/or the USAA Funds.

              (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES

                  (i) Interested access persons who are granted advance written approval to purchase a security in a limited offering transaction shall timely comply with the continuing
                       disclosure   requirements  of  paragraph  IV.3  above  in
                       connection with any actual or apparent conflict(s) of interest that might otherwise arise should IMCO, any USAA Fund or any other IMCO-managed account consider for purchase, sale or retention of any security whatsoever issued by the same issuer.

                  (ii) In   adopting   this   Code,   IMCO    acknowledges   its
                       responsibility to monitor activities of the firm and those of its interested access persons to ensure that investment decisions on behalf of the USAA Funds and/or any other IMCO-managed account relating to any Covered Security whatsoever of an issuer with respect to which an interested access person has obtained pre-acquisition approval will be subject to independent review by senior IMCO investment personnel having no personal interest in the issuer or any of its securities.


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          4.  PERSONAL SECURITIES TRANSACTION "BLACK-OUT" TRADING RESTRICTIONS

              (a) PROHIBITED TRADING "BLACK-OUT" PERIODS
                  The  following  categories  of  personnel  are  subject to the
                  following   self-operative   restrictions  upon  execution  of
                  personal securities transactions by or on their behalf:

                  (i) "PENDING ORDER" RESTRICTION Subject only to the exceptions noted in sub-paragraph (b) below, no pre-clearance personnel or affected access person may effect a personal securities transaction in a Covered Security with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the "PENDING ORDER") regarding the same Covered Security or any equivalent security.

                  (ii) 14-DAY  RESTRICTION  No  portfolio  manager  may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same Covered Security or any equivalent Covered Security by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as portfolio manager.

                  In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the pre-clearance personnel, affected access person, or portfolio manager involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly (1) advise the office of the Chief Compliance Officer of the violation, and (2) comply with whatever directions, by way of disgorgement, which the Chief Compliance Officer may issue in order for the violation to be fully and adequately rectified.

          (b) EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION
              The Chief Compliance Officer may and is hereby authorized to grant, absent circumstances inconsistent with the recitals to this Code, exception and relief to pre-clearance personnel or affected access persons from the trading restriction established by sub-paragraph (a)(i) above where the pending order:

              (i) has  been  placed  by or on  behalf  of a USAA  Fund or  other
                  IMCO-managed account, the investment objective of which is to substantially replicate the performance of a broad-based, publicly-traded market basket of common stocks (E.G., the Standard & Poor's 500 Composite Stock Index); or

              (ii)relates to the common stock of an issuer  included  within the
                  Standard & Poor's 500 Composite Stock Index, AND the pre-clearance personnel or affected access person's requested trade does not, when aggregated with any and all such other like trades in the same Covered Security or any equivalent


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                  Covered  Security  during the  previous  thirty (30)  calendar days, exceed a total of 500 shares.

          5.  SHORT-TERM MATCHED PROFIT TRANSACTIONS FOR PRE-CLEARANCE
              PERSONNEL.

              (a) PROHIBITED TRANSACTIONS
                  Subject  to  the  exceptions  noted   immediately   below,  no
                  pre-clearance   personnel  shall  engage  in  any  "short-term
                  matched profit transaction" within the meaning of this Code.

                  (i) Pre-clearance personnel should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

              (b) EXCEPTIONS
                  The Chief Compliance Officer may, and is hereby granted authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

                  (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA Fund or other IMCO-managed account (as, for example, where the Covered Security(ies) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

                  (ii) the pre-clearance  personnel demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

                  Exceptions   should   be   granted   only   upon   meritorious
                  circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

VII.  PRE-EXECUTION CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

          1.  REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE
              All pre-clearance personnel shall, as a pre-condition to the execution of any personal securities transaction in a Covered Security, be required to seek and obtain the express approval of such action by the Chief Compliance Officer (or such officer's delegate), which approval may be in oral or written form, as the pre-clearance personnel elects. Should oral approval be sought, such pre-clearance personnel shall be bound by the written record made thereof by the Chief Compliance Officer (or such officer's delegate).

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              Access  persons,  other  than those  which are also  pre-clearance personnel, shall not be required to seek and obtain the express approval of the execution of any personal securities transaction in a Covered Security provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the Covered Security at issue or any equivalent Covered Security has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. Should such access person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

          2.  PROCEDURES FOR PROCESSING SUCH REQUESTS.

              (a) PRE-CLEARANCE PROCEDURES
                  In making requests for pre-execution clearance, pre-clearance personnel or affected access persons will be required to furnish whatever information is called for by the office of the Chief Compliance Officer.

              (b) CHIEF COMPLIANCE OFFICER PROCEDURES.

                  (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the Chief Compliance Officer or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction would violate any express provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

          3.  EFFECT OF PRE-EXECUTION CLEARANCE
              Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of a pre-clearance personnel or affected access person's good faith, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

          4.  LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
              The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the pre-clearance personnel or affected access person acknowledge, by signing the request form:

              (a) his or her responsibility,  pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing  broker-dealer (or its
                  clearing   broker)    simultaneously   provide   a

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                  duplicate  confirmation of the trade, when executed,  directly to the office of the Chief Compliance Officer;

              (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon within the time frame allowed by the Chief Compliance Officer, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the pre-clearance personnel or affected access person; and

              (c) his or her  agreement to notify the Chief  Compliance  Officer if, having received approval, the pre-clearance personnel or affected access person subsequently determines not to pursue the approved trade.

          5.  DENIALS
              Grounds for denials of requests for pre-execution clearance will be provided by the Chief Compliance Officer, in writing, upon the pre-clearance personnel or affected access person's request form.

          6.  APPEALS

              (a) DISCRETIONARY
                  Pre-clearance personnel or affected access persons may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the Chief Compliance Officer should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

              (b) PROCEDURES REGARDING APPEALS
                  Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the Chief Compliance Officer not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the Chief Compliance Officer.

VIII. ADMINISTRATION OF JOINT CODE OF ETHICS

Reporting and disclosure requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment
Company Act of 1940, and Rules 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

          1.  ANNUAL REPORT TO BOARDS OF DIRECTORS

              Annually, a written report will be delivered to the Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the

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              material violations;  and (2) certifies that the Fund,  investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

          2. REVIEW AND APPROVAL OF THE JOINT CODE OF ETHICS BY THE BOARDS OF DIRECTORS

              (a) The Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve any material changes to the Code.

              (b) A material  change to the Code must be  approved by the Boards of Directors no later than six months after adoption of the material change.

              (c) The Boards of Directors must base approval on a  determination that the Code contains provisions reasonably necessary to prevent interested access persons from engaging in Unlawful Actions or Impermissible Conduct.

          3.  INITIAL HOLDINGS REPORTS
              No later than 10 days after a person becomes an Access Person, the following information shall be provided to the Chief Compliance
              Officer: (a) the title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; (b) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; (c) the fund name, number of shares and net asset value of each Reportable USAA Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person; and (d) the date that the report is submitted by the Access Person.

          4.  BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS

              All reporting persons are required to ensure that the office of the Chief Compliance Officer is furnished duplicate copies of the following documents:

              (a) confirmations  issued by broker-dealers  upon the execution of all personal securities transactions in any Covered Security in which the reporting person had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect beneficial ownership interest in the Covered Security which were the subject of the transaction; and

              (b) any regular periodic or other statements  reflecting  personal securities transaction activity in any Covered Security within any account with a securities broker-dealer in which the reporting person has any direct or indirect beneficial ownership interest.

              In addition, all Access Persons are required to ensure that the office of the Chief Compliance Officer is furnished duplicate copies of the following documents:

              (a) confirmations  issued by broker-dealers  upon the execution of all personal securities transactions in any Reportable USAA Fund in which the reporting person had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect beneficial ownership interest in the Reportable USAA Fund which was the subject of the transaction; and

              (b) any regular periodic or other statements  reflecting  personal securities transaction activity in any Reportable USAA Fund within any account with a securities broker-dealer in which the reporting person has any direct or indirect beneficial ownership interest.

              Such copies shall be provided to the Chief Compliance Officer contemporaneously with the time that the reporting person receives his or her copies from the broker-dealer.

          5. TRANSACTIONS IN ACCOUNTS WITH THE REPORTABLE USAA FUNDS' TRANSFER AGENT
              Information regarding personal securities transactions by Access Persons in any Reportable USAA Fund held in an account with the Reportable USAA Fund's transfer agent will be provided directly to the office of the Chief Compliance Officer by the Reportable USAA Fund's transfer agent.

          6.  QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS
              Every interested access person shall submit to the Compliance Department, on a calendar quarterly basis, a report (the "Quarterly Report") of all personal securities transactions. To facilitate preparation of this report, at the end of each calendar quarter the Compliance Department will provide each interested access person a listing of transactions for which the Compliance Department had received duplicate confirmations or other information during that quarter. An interested access person shall review and revise such listing as appropriate to satisfy this quarterly report requirement.

              Such quarterly report shall be submitted within ten (10) calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in "excepted securities" as defined in Appendix A of this Joint Code of Ethics and shall be filed with the Compliance Department regardless of whether or not the interested access person had a beneficial ownership interest in any securities transactions during the quarter.

              The Quarterly Report shall contain the following information:

              (a) the date of the  transaction,  the  title  and the  number  of shares, the interest rate and maturity date (if applicable) and the principal amount of each Covered Security or Reportable USAA Fund involved;

              (b) the nature of the  transaction  (i.e.,  purchase,  sale or any other type of acquisition or disposition);

              (c) the price of the Covered  Security or Reportable  USAA Fund at which the transaction was effected; and

              (d) the name of the  broker,  dealer or bank with or through  whom the transaction was effected.

              (e) the date  that the  report  was  submitted  by the  interested access person.

              With respect to any account established by an interested access person in which any Covered Securities or Reportable USAA Funds were held during the quarter for the direct or indirect benefit of the interested access person:

              (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the interested access person established the account;

              (2) the date the account was established; and

              (3) the date  that the  report  was  submitted  by the  interested access person.

          7. Reports by access persons of transactions in shares of Covered Securities issued pursuant to dividend reinvestment plans and shares of Reportable USAA Funds issued pursuant to automatic investment and dividend/capital gain reinvestment plans:

              (a) Notwithstanding   that   transactions  in  shares  of  Covered
                  Securities issued pursuant to dividend reinvestment plans are excluded from the term "purchase or sale of a security" within the meaning of this Code, in order to facilitate IMCO's compliance with the books and records provisions of Rule 204-2(a)(12) and (13) under the Investment Advisers Act of 1940, all interested access persons shall be required to inform the office of the Chief Compliance Officer, in writing, of any transaction in Covered Securities issued pursuant to dividend reinvestment plans in which the interested access person has any direct or indirect beneficial ownership interest, not later than ten (10) calendar days after the end of the calendar quarter in which such transaction has occurred.

              (b) Transactions in Reportable USAA Funds effected  pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in Quarterly Reports. If an interested access person effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be reported in the interested access person's Quarterly Report.

              (c) Notwithstanding  anything  to the  contrary  in this  Code,  a disinterested director/trustee shall not be required to report transactions in Covered Securities issued pursuant to a dividend reinvestment plan (regardless of whether the transaction is automatic), provided that at the time of execution of the transaction, the disinterested director/trustee has no actual knowledge regarding whether or not the Covered Security at issue, or any equivalent Covered Security has, at any time during the previous fifteen calendar days, been either (i) purchased or sold, or (ii) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account.

              Should a disinterested director/trustee believe that he or she is in fact in possession of such knowled ge with respect to a contemplated personal securities transaction, the transaction must be reported in the manner set forth in paragraph (a) above with respect to interested access persons.

          8.  ANNUAL HOLDINGS REPORTS
              Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be submitted to the Chief Compliance Officer: (a) the title, number of shares and principal amount of each Covered Security in which the Interested Access Person had any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the Interested Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Interested Access Person; (c) the fund name, number of shares and net asset value of each Reportable USAA Fund in which the Interested Access Person had any direct or indirect beneficial ownership; and (d) the date that the report is submitted by the Interested Access Person.

          9.  OTHER DISCLOSURE REQUIREMENTS
              Each reporting person shall be required to furnish upon his or her
              initial   association   with   IMCO  or  SAS  a   disclosure   and
              identification of:

              (a) all  accounts  with  securities  broker-dealers  in which  the
                  reporting   person   currently  has  any  direct  or  indirect
                  beneficial ownership interest;

              (b) any investment or other similar clubs or groups in which he or she wishes to participate in  (Participation  in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the Chief Compliance Officer may impose); and

              (c) any regular outside business interest and/or activities of the reporting person (whether compensated or uncompensated), including any directorships within the purview of paragraph
                  V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to disinterested directors/trustees.

              In addition, each Access Person shall be required to furnish upon his or her initial association with IMCO or SAS a disclosure and identification of all other accounts in which the Access Person holds any Reportable USAA Fund.

              Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by reporting persons to the attention of the office of the Chief Compliance Officer prior to the occurrence of developments within the scope of sub-paragraph (a) and (b) above, and promptly following occurrences within the scope of sub-paragraph (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the Chief Compliance Officer.

          10. EXEMPTION TO REPORTING REQUIREMENTS
              A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and Covered Securities or Reportable USAA Funds held in, any account over which the person had no direct influence or control.

          11. REVIEW OF REPORTS
              The Chief Compliance Officer or his authorized designee shall review the above-described reports pursuant to procedures established by the Compliance Department. The Chief Compliance Officer shall report the results of his review to appropriate management personnel.

          12. RECORDKEEPING REQUIREMENTS
              The following records must be maintained by the office of the Chief Compliance Officer and shall be made available to the Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

              (a) A copy of the code of ethics for each  organization that is in effect or was in effect within the past five years in an easily accessible place;

              (b) A record of any  violation  of the code of ethics,  and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

              (c) A copy of each report  required to be made by an Access Person including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

              (d) A record of all  persons,  currently  or within  the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

              (e) A copy of each  report  to the  Boards  of  Directors  must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

              (f) A record  of any  decision,  and the  reasons  supporting  the decision, to approve the acquisition by interested access person of securities under limited offerings, for at least five years after the end of the fiscal year in which the approval is granted; and

              (g) A copy of each written  affirmation  made in  accordance  with section IV.2 of this Code, for at least five years after the end of the fiscal year in which the affirmation was made, the first two years in an easily accessible place.

          13. DISCLOSURE REQUIREMENTS
              Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

                            APPENDIX A - DEFINITIONS

As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. "ACCESS PERSON" means any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA Funds, any advisory person and any other person designated by the Chief Compliance Officer.

2. "ADVISORY PERSON" means any employee of USAA or its subsidiaries who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by any one or more of the USAA Funds or other IMCO-managed accounts, or whose functions relate to the making of recommendations with respect to such purchases or sales.

3. "AFFECTED ACCESS PERSON" means any access person who is required to seek pre-execution clearance of a personal securities transaction pursuant to paragraph VII.1 of this Code.

4. "DISINTERESTED DIRECTOR/TRUSTEE" means any director or trustee of a USAA Fund who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the SEC thereunder.

5. "IMCO-NASD REGISTERED EMPLOYEE" means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. ("NASD") to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

6. "INTERESTED ACCESS PERSON" means any "access person" who is not a "disinterested director/trustee."

7. "INVESTMENT PERSONNEL" means any employee of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of specific securities by the Fund and any natural person who controls the Fund or investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of specific securities by the Fund.

8. "PORTFOLIO MANAGER" means any "access person" who, with respect to any USAA Fund or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such Fund or account.

9. "PRE-CLEARANCE PERSONNEL" means (i) any investment personnel or portfolio manager, including, but not limited to, those investment personnel, portfolio managers and registered representatives working with USAA
      Private Investment Management, an advisory service of IMCO; (ii) any officer of IMCO (at the level of Assistant Vice President or higher), USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., or USAA State Tax-Free Trust; and (iii) the secretaries of those persons identified in subsections (i) and (ii) of this section.

10. "REPORTING PERSON" means any officer or director of any USAA Fund, any officer, director or employee of IMCO or SAS, any IMCO-NASD registered employee, any interested access person, and any other person designated by the Chief Compliance Officer.

DEFINED SECURITIES

11. "COVERED SECURITY" encompasses each of the following (but not an "Excepted Security" or a Reportable USAA Fund, each of which is separately defined below):

      o any note, stock, treasury stock, shares of a closed-end fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      o   any  put,  call,  straddle,  option,  or  privilege  on  any  security
          (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

12. "EQUIVALENT COVERED SECURITY" means, with respect to another security (the "SUBJECT SECURITY"), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

13.   "EXCEPTED SECURITY" means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a Reportable USAA Fund); and

      (b) any other form of "security" (such as, for example, investments in a 529 college savings plan) which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

      In accordance with long-standing interpretations of the SEC, for purposes of sub-paragraph (a) above:

           (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days, but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

           (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be "excepted securities."

14. "SECURITY HELD OR TO BE ACQUIRED" means: any Covered Security that, within the most recent 15 days (i) Is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (a)(10)(i) of this section.

15. "USAA FUNDS" means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

          o     USAA Mutual Fund, Inc.
          o     USAA Investment Trust
          o     USAA Tax Exempt Fund, Inc.
          o     USAA State Tax-Free Trust
          o     USAA Life Investment Trust

16. "REPORTABLE USAA FUND" means any USAA Fund, other than the USAA Short-Term Bond Fund, the USAA Short-Term Fund, or any USAA money market fund.

DEFINED TRANSACTIONS

17. "EXCESSIVE TRADING" is defined as either (i) transactions in a Reportable USAA Fund that exceed six exchanges per account per calendar year or (ii) a combination of transactions in a Reportable USAA Fund which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same Reportable USAA Fund occurring within thirty (30) calendar days before or after the subject transaction.

18. "INITIAL PUBLIC OFFERING" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

19. "LIMITED OFFERING" means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

20. "PERSONAL SECURITIES TRANSACTION" means the execution, either directly or indirectly, of any "purchase or sale of a security."

21. "PURCHASE OR SALE OF A COVERED SECURITY" shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a Covered Security, by which a person (other than a USAA Fund or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect beneficial ownership interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

           (a) involving a security or securities account over which a person has no direct or indirect influence or control;

           (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

           (c) which is effected pursuant to an automatic dividend reinvestment plan; or

           (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

                (ii)  the sale of any such rights so acquired.

22. "BENEFICIAL OWNERSHIP" and "BENEFICIAL OWNER" shall have the meanings accorded to them in "Appendix B" to this Code.

23. "SHORT-TERM MATCHED PROFIT TRANSACTION" means the combination of any "personal securities transaction" (the "SUBJECT TRANSACTION") in a Covered Security which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") Covered Security occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

OTHER DEFINITIONS

24. "CHIEF COMPLIANCE OFFICER" means the AVP, Investment Management Administration & Compliance of IMCO, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

25. "FEDERAL SECURITIES LAWS" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

26.  "UNLAWFUL  ACTIONS"  means it is unlawful for any  affiliated  person of or principal underwriter for a USAA Fund, or any affiliated person of an investment adviser of or principal underwriter for a USAA Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by the Fund: (1) to employ any device, scheme or artifice to defraud the Fund; (2) to make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) to engage in any manipulative practice with respect to the Fund.

27. "IMPERMISSIBLE CONDUCT" means engaging in Excessive Trading in a Reportable USAA Fund.

28.  "COMMISSION" shall mean the Securities and Exchange Commission.

                        APPENDIX B - BENEFICIAL OWNERSHIP

   For purposes of the USAA Joint Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

   The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

   Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

   Set forth below are some examples of how beneficial ownership may arise in different contexts.

   FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

   PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

   TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

   ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you or such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

   For purposes of the Joint Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

   Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Joint Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

   To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account.

                                 EXHIBIT 16(b)

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS



              ----------------------------------------------------

                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES
                           BY LOOMIS SAYLES PERSONNEL
              ----------------------------------------------------



                                   EFFECTIVE:
                                JANUARY 14, 2000

                                   AS AMENDED:
                                 JANUARY 1, 2003

                                  MARCH 1, 2004

                           LOOMIS, SAYLES & CO., L.P.

                                 CODE OF ETHICS



              ----------------------------------------------------

                POLICY ON PERSONAL TRADING AND RELATED ACTIVITIES
              ----------------------------------------------------

1.       INTRODUCTION

         This Code of Ethics ("Code") has been adopted by Loomis, Sayles & Co., L.P. ("Loomis Sayles") to govern personal trading in securities and related activities of those individuals whom have been deemed ACCESS PERSONS thereunder, and under certain circumstances, those ACCESS PERSONS' family members and others in a similar relationship to them.

         The policies in this Code reflect Loomis Sayles' desire to detect and prevent not only situations involving actual or potential conflicts of interest or unethical conduct, but also those situations involving even the appearance of these.

2.       STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Loomis Sayles that no ACCESS PERSON as defined under the Loomis Sayles' Code, (please note that Loomis Sayles treats all employees as ACCESS PERSONS) shall engage in any act, practice or course of conduct that would violate the Code, the fiduciary duty owed by Loomis Sayles and its personnel to Loomis Sayles' clients, certain sections of and rules promulgated under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the provisions of Section 17(j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 there under. The fundamental position of Loomis Sayles is, and has been, that it must at all times place the interests of its clients first. Accordingly, your personal financial transactions (and in some cases, those of your family members and others in a similar relationship to you) and related activities must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of your position of trust and responsibility.

         Without limiting in any manner the fiduciary duty owed by Loomis Sayles to its clients, it should be noted that Loomis Sayles considers it proper that purchases and sales be made by ACCESS PERSONS in the marketplace of securities owned by Loomis Sayles' clients, PROVIDED that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in the Code. In making personal investment decisions, however, you must exercise extreme care to ensure that the provisions of the Code are not violated and under no circumstances, may an ACCESS PERSON use the knowledge of SECURITIES purchased or sold by any client of Loomis Sayles or SECURITIES being considered for purchase or sale by any client of Loomis Sayles to profit personally, directly or indirectly, by the market effect of such transactions.

         It is not intended that these policies will specifically address every situation involving personal trading. These policies will be interpreted and applied, and exceptions and amendments will be made, by Loomis Sayles in a manner considered fair and equitable, but in all cases with the view of placing Loomis Sayles' clients' interests paramount. It also bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code will not automatically insulate you from scrutiny of, and sanctions for, securities transactions which indicate an abuse of Loomis Sayles' fiduciary duty to any of its clients.

         You are encouraged to bring any questions you may have about the Code to PERSONAL TRADING COMPLIANCE.

         3.       A FEW KEY TERMS

         BOLDFACED terms have special meaning in this Code. The application of a particular Code requirement to you may hinge on the elements of the definition of these terms. See the GLOSSARY at the end of this Code for definitions of these terms. In order to have a basic understanding of the Code, however, you must have an understanding of the terms "SECURITY", "BENEFICIAL OWNERSHIP" and "INVESTMENT CONTROL" as used in the Code.

         3.1      SECURITY

         This Code generally relates to transactions in and ownership of an investment that is a SECURITY. Currently, this means any type of equity or debt security (such as common and preferred stocks, and corporate and government bonds or notes) and any equivalent (such as ADRs), any derivative, instrument representing, or any rights relating to, a SECURITY (such as certificates of participation, depository receipts, put and call options, warrants, convertible securities and securities indices). Shares of closed-end funds, municipal obligations and securities issued by agencies and instrumentalities of the U.S. government (e.g. GNMA obligations) are considered SECURITIES under the Code.

         Additionally, the shares of any investment company or mutual fund advised or sub-advised by Loomis Sayles, and those proprietary mutual funds that are advised by any affiliated investment adviser within the CDC IXIS organization (e.g. CDC IXIS Asset Management Advisers, Harris Associates, Hansberger, etc.) ("REPORTABLE FUNDS") are deemed to be SECURITIES for purposes of certain provisions of the Code. REPORTABLE FUNDS include SEC registered open-ended investment companies, closed-end funds, offshore funds, SICAVs, etc. but exclude money market funds. A current list of REPORTABLE FUNDS is attached as EXHIBIT ONE and will be maintained on the firm's intranet site under the Legal and Compliance page.

         Please see EXHIBIT TWO for the application of the Code to a specific SECURITY or instrument.

         3.2      BENEFICIAL OWNERSHIP

         The Code governs any SECURITY in which you have any direct or indirect "BENEFICIAL OWNERSHIP." BENEFICIAL OWNERSHIP for purposes of the Code means a direct or indirect "pecuniary interest" that is held or shared by you directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a SECURITY. The term "pecuniary interest" in turn generally means your opportunity directly or indirectly to receive or share in any PROFIT derived from a transaction in a SECURITY, whether or not the SECURITY or the relevant account is in your name and regardless of the type of account (i.e. brokerage account, direct account, or retirement plan account). Although this concept is subject to a variety of U.S. Securities and Exchange Commission (the "SEC") rules and interpretations, you should know that you are PRESUMED under the Code to have an indirect pecuniary interest as a result of:

          o    ownership of a SECURITY by your spouse or minor children;

          o ownership of a SECURITY by a live-in partner who shares your household and combines his/her financial resources in a manner similar to that of married persons;

          o ownership of a SECURITY by your other family members sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

          o your share ownership, partnership interest or similar interest in SECURITIES held by a corporation, general or limited partnership or similar entity you control;

          o your right to receive dividends or interest from a SECURITY even if that right is separate or separable from the underlying securities;

          o your interest in a SECURITY held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal); and

          o your right to acquire a SECURITY through the exercise or conversion of a "derivative SECURITY."

EXPLANATORY NOTE:

                           ANY ACCOUNT OF AN ACCESS PERSON, EVEN IF ALSO A CLIENT ACCOUNT OF THE FIRM, WILL BE SUBJECT TO THE CODE AS AN ACCOUNT IN WHICH AN ACCESS PERSON HAS BENEFICIAL OWNERSHIP.

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.3  INVESTMENT CONTROL

         The Code governs any SECURITY in which you have direct or indirect "INVESTMENT CONTROL." The term INVESTMENT CONTROL encompasses any influence (i.e., power to manage, trade, or give instructions concerning the investment disposition of assets in the account or to approve or disapprove transactions in the account), whether sole or shared, direct or indirect, you exercise over the account or SECURITY.

         You should know that you are PRESUMED under the Code to have INVESTMENT CONTROL as a result of having:

          o    INVESTMENT   CONTROL   (shared)  over  your  personal   brokerage
               account(s)

          o INVESTMENT CONTROL (shared) over an account(s) in the name of your spouse or minor children, unless, you have renounced an interest in your spouse's assets (subject to the approval of PERSONAL TRADING COMPLIANCE)

          o INVESTMENT CONTROL (shared) over an account(s) in the name of any family member, friend or acquaintance

          o    Involvement in an Investment Club

          o    Trustee power over an account(s)

          o The existence and/or exercise of a power of attorney over an account

         Please see EXHIBIT THREE to this Code for specific examples of the types of interests and accounts subject to the Code.

         3.4  MAINTAINING PERSONAL ACCOUNTS

                  All ACCESS PERSONS who have personal accounts that hold or can hold SECURITIES in which they have direct or indirect INVESTMENT CONTROL AND BENEFICIAL OWNERSHIP are required to maintain such accounts at one of the following firms: Charles Schwab, Fidelity Investments, Merrill Lynch or TD Waterhouse (collectively, the "SELECT BROKERS"). Additionally, an ACCESS PERSON may only purchase and hold shares of REPORTABLE FUNDS through either a SELECT BROKER, directly from the REPORTABLE FUND through its transfer agent, or through one or more of Loomis Sayles' retirement plans.

                  Accounts in which the ACCESS PERSON only has either INVESTMENT CONTROL or BENEFICIAL OWNERSHIP; certain retirement accounts with an ACCESS PERSON'S prior employer; and/or the retirement accounts of an ACCESS PERSON'S spouse may be maintained with a firm other than the SELECT BROKERS with the approval of PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER.

4.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING

         The following are substantive prohibitions and restrictions on your personal trading and related activities. In general, the prohibitions set forth below relating to trading activities apply to accounts holding SECURITIES in which an ACCESS PERSON has BENEFICIAL OWNERSHIP AND INVESTMENT CONTROL.

         4.1      PRECLEARANCE

           Each ACCESS PERSON must pre-clear through the iTrade Preclearance System ("iTrade System") all personal transactions in SECURITIES (including transactions in REPORTABLE FUNDS and all transactions in closed-end mutual funds regardless of whether or not the fund is a REPORTABLE FUND) in which he or she has INVESTMENT CONTROL AND in which he or she has or would acquire BENEFICIAL OWNERSHIP. Limited exceptions to the preclearance requirement are set forth in EXHIBIT FOUR.

EXPLANATORY                NOTE:  FIXED  INCOME  TRANSACTIONS,  SHORT  SALES AND
                           OPTIONS  TRANSACTIONS  IN SECURITIES MUST BE MANUALLY
                           PRECLEARED  BY  PERSONAL  TRADING  COMPLIANCE  OR THE
                           REVIEW  OFFICER,   SINCE  THE  ITRADE  SYSTEM  CANNOT
                           CURRENTLY  HANDLE  SUCH  TRANSACTIONS.   INITIAL  AND
                           SECONDARY  PUBLIC   OFFERINGS,   PRIVATE   PLACEMENTS
                           TRANSACTIONS,  PARTICIPATION  IN INVESTMENT CLUBS AND
                           PRIVATE POOLED VEHICLES REQUIRE SPECIAL PRE-CLEARANCE
                           AS DETAILED UNDER SECTIONS 4.13,  4.14 AND 5.3 OF THE
                           CODE.

         Any transaction approved pursuant to the pre-clearance request procedures must be executed by the end of the trading day on which it is approved unless PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER, or designee thereof, extends the pre-clearance for an additional trading day. If the ACCESS PERSON'S trade has not been executed by the end of the same trading day (or the next trading day in the case of an extension), the "pre-clearance" will lapse and the ACCESS PERSON may not trade without again seeking and obtaining pre-clearance of the intended trade.

         Preclearance requests can only be submitted through iTrade and/or to Personal Trading Compliance Monday - Friday from 9:30am-4:00pm Eastern Standard Time.

         If after preclearance is given and before it has lapsed, an ACCESS PERSON becomes aware that a SECURITY as to which he or she obtained preclearance has become the subject of a buy or sell order or is being considered for purchase or sale for a client account, the ACCESS PERSON who obtained the preclearance must consider the preclearance revoked. If the transaction has already been executed before the ACCESS PERSON becomes aware of such facts, no violation will be considered to have occurred as a result of the ACCESS PERSON'S transactions.

         If an ACCESS PERSON has actual knowledge that a requested transaction is nevertheless in violation of this Code or any provision thereof, approval of the request will not protect the ACCESS PERSON'S transaction from being considered in violation of the Code.

         4.2      GOOD UNTIL CANCELED AND LIMIT ORDERS

         No ACCESS PERSON shall place a "good until canceled," "limit" or equivalent order with his/her broker except that a ACCESS PERSON may utilize a "day order with a limit" so long as the transaction is consistent with provisions of this Code, including the pre-clearance procedures. All orders must expire at the end of the trading day on which they are pre-cleared unless otherwise extended by PERSONAL TRADING COMPLIANCE.

         4.3      SHORT TERM TRADING PROFITS

         No ACCESS PERSON may profit from the purchase and sale, or conversely the sale and purchase, of the same or equivalent SECURITY (including REPORTABLE FUNDS) within 60 calendar days. Hardship exceptions may be requested (in advance) from PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER.

         An Access Person may sell a SECURITY (including REPORTABLE FUNDS) or cover an existing short position at a loss within 60 calendar days. Such request must be submitted to the iTrade System and to PERSONAL TRADING COMPLIANCE for approval because the iTrade System does not have the capability to determine whether the SECURITY will be sold at a gain or a loss.

         4.4      RESTRICTIONS ON ROUND TRIP TRANSACTIONS IN REPORTABLE FUNDS

         In addition to the 60 day holding period requirement for purchases and sales of REPORTABLE FUNDS, with the exception of closed-end REPORTABLE FUNDS, an ACCESS PERSON is prohibited from purchasing, selling and then re-purchasing shares of the same Reportable Fund within a 90 day period. ("Round Trip"). The Round Trip restriction does not limit the number of times an Access Person can purchase a REPORTABLE FUND or sell a REPORTABLE FUND during a 90 day period . In fact, subject to the holding period requirement described above, an ACCESS PERSON can purchase a REPORTABLE FUND (through one or multiple transactions) and can liquidate their position in that fund (through one or several transactions) during a 90 day period. However, an ACCESS PERSON cannot then reacquire a position in the same REPORTABLE FUND previously sold within the same 90 day period.

         The Round Trip restriction will only apply to volitional transactions in REPORTABLE FUNDS. Therefore, shares of REPORTABLE FUNDS acquired through a dividend reinvestment or dollar cost averaging program, and monthly contributions to the firm's 401K plan will not be considered when applying the Round Trip restriction.

         Finally, all volitional purchase and sale transactions of REPORTABLE FUNDS, in any share class and in ANY employee account (i.e., direct account with the REPORTABLE FUND, Select Broker account, 401K account, etc.) will be matched for purposes of applying the Round Trip restriction.

4.5      FUTURES AND RELATED OPTIONS

         No ACCESS PERSON shall use derivatives including futures, options on futures, or options on a SECURITY to evade the restrictions of the Code. In other words, no ACCESS

                                      -7-
PERSON may use derivative transactions with respect to a SECURITY if the Code would prohibit the ACCESS PERSON from taking the same position directly in the SECURITY.

4.6      SHORT SALES

         No ACCESS PERSON may purchase a put option, sell a call option, sell a SECURITY short or otherwise take a short position in a SECURITY then being held in a Loomis Sayles client account, unless such ACCESS PERSON has a corresponding long position (i.e. selling against the box) in the underlying SECURITY or, in the cases of the purchase of a put or sale of a call option, the option is on a broad based index.

4.7      COMPETING WITH CLIENT TRADES

         Except as set forth in Section 4.9, an ACCESS PERSON may not, directly or indirectly, purchase or sell a SECURITY when the ACCESS PERSON knows, or reasonably should have known, that such SECURITIES transaction competes in the market with any actual or considered SECURITIES transaction for any client of Loomis Sayles, or otherwise acts to harm any Loomis Sayles client's SECURITIES transactions.

         Generally pre-clearance will be DENIED if:

          o a SECURITY or an equivalent SECURITY is the subject of a pending "buy" or "sell" order for a Loomis Sayles client until that buy or sell order is executed or withdrawn.

          o the SECURITY is being considered for purchase or sale for a Loomis Sayles client, until that security is no longer under consideration for purchase or sale.

          o the SECURITY is on the Loomis Sayles "Restricted List" or "Concentration List" (or such other trading restriction list as Loomis Sayles, may from time to time establish).

         For those transactions pre-cleared through the iTrade System, such system will have the information necessary to deny pre-clearance if any of these situations apply. Therefore, you may assume the SECURITY is not being considered for purchase or sale for a client account UNLESS you have actual knowledge to the contrary in which case, the preclearance you received is null and void. For SECURITIES requiring manual pre-clearance (i.e. bonds, futures, options and short sales of SECURITIES), the applicability of such restrictions will be determined by PERSONAL TRADING COMPLIANCE upon the receipt of the pre-clearance request.

4.8      INVESTMENT PERSON SEVEN-DAY BLACKOUT

         Except as set forth in Section 4.9 below, no INVESTMENT PERSON shall, directly or indirectly, purchase or sell any SECURITY within a period of seven
(7) calendar days (trade date being day zero) BEFORE and AFTER the date that a Loomis Sayles client, with respect to which he or she is an INVESTMENT PERSON, has purchased or sold such SECURITY. It is ultimately the INVESTMENT PERSON'S responsibility to understand the rules and restrictions of the Code and to know what SECURITIES are being traded in his/her client(s) account(s) or any account(s) with which he/she is associated.

EXPLANATORY NOTE:

                           THE "SEVEN DAYS BEFORE" ELEMENT OF THIS RESTRICTION IS BASED ON THE PREMISE THAT AN INVESTMENT PERSON CAN NORMALLY BE EXPECTED TO KNOW, WHEN HE OR SHE IS EFFECTING A PERSONAL TRADE, WHETHER ANY CLIENT AS TO WHICH HE OR SHE IS DESIGNATED AN INVESTMENT PERSON HAS TRADED, OR WILL BE TRADING IN THE SAME SECURITY WITHIN SEVEN DAYS OF THE INVESTMENT PERSON'S TRADE. FURTHERMORE, AN INVESTMENT PERSON HAS FIDUCIARY OBLIGATION TO RECOMMEND AND/OR EFFECT SUITABLE AND ATTRACTIVE TRADES FOR CLIENTS REGARDLESS OF WHETHER SUCH TRADES MAY CAUSE A PRIOR PERSONAL TRADE TO BE CONSIDERED AN APPARENT VIOLATION OF THIS RESTRICTION. IT WOULD CONSTITUTE A BREACH OF FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO MAKE ANY SUCH RECOMMENDATION OR TRANSACTION IN A CLIENT ACCOUNT IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                           IT  IS   UNDERSTOOD   THAT  THERE  MAYBE   PARTICULAR
                           CIRCUMSTANCES (I.E. NEWS ON AN ISSUER, A CLIENT INITIATED LIQUIDATION, SUBSCRIPTION OR REBALANCING) THAT MAY OCCUR AFTER AN INVESTMENT PERSON'S PERSONAL TRADE WHICH GIVES RISE TO AN OPPORTUNITY OR NECESSITY FOR HIS OR HER CLIENT TO TRADE IN THAT SECURITY WHICH DID NOT EXIST OR WAS NOT ANTICIPATED BY THAT PERSON AT THE TIME OF THAT PERSON'S PERSONAL TRADE. PERSONAL TRADING COMPLIANCE OR THE REVIEW OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL ACTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

4.9      LARGE CAP/DE MINIMIS EXEMPTION

         An ACCESS PERSON who wishes to make a trade in a SECURITY that would otherwise be denied pre-clearance solely because the SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or an INVESTMENT PERSON who wishes to make a trade in a SECURITY that would otherwise be denied pre-clearance solely because either the SECURITY is under consideration or pending execution for a client as provided in Section 4.7 or because such transaction would violate the Investment Person Seven Day Blackout Restriction set forth in Section 4.8 above, will nevertheless receive pre-clearance provided that:

          o The issuer of the SECURITY in which the ACCESS PERSON wishes to transact has a market capitalization exceeding U.S. $5 billion (a "Large Cap Security"), AND

          o The AGGREGATE amount of the ACCESS PERSON'S transactions in that Large Cap Security on that day across all personal accounts does not exceed $10,000 USD.

         Such transactions will be subject to all other provisions of the Code

         4.10  RESEARCH ANALYST THREE-DAY BLACKOUT BEFORE A RECOMMENDATION

         During the three (3) business day period BEFORE a RESEARCH ANALYST issues a RECOMMENDATION on a SECURITY, that RESEARCH ANALYST may not purchase or sell that SECURITY.

EXPLANATORY NOTE:

                           IT'S   UNDERSTOOD   THAT  THERE  MAY  BE   PARTICULAR
                           CIRCUMSTANCES SUCH AS A NEWS RELEASE, CHANGE OF CIRCUMSTANCE OR SIMILAR EVENT THAT MAY OCCUR AFTER A RESEARCH ANALYST'S PERSONAL TRADE WHICH GIVES RISE TO A NEED, OR MAKES IT APPROPRIATE, FOR A RESEARCH ANALYST TO ISSUE A RECOMMENDATION ON SAID SECURITY. A RESEARCH ANALYST HAS AN AFFIRMATIVE DUTY TO MAKE UNBIASED RECOMMENDATIONS AND ISSUE REPORTS, BOTH WITH RESPECT TO THEIR TIMING AND SUBSTANCE, WITHOUT REGARD TO HIS OR HER PERSONAL INTEREST. IT WOULD CONSTITUTE A BREACH OF A RESEARCH ANALYST'S FIDUCIARY DUTY AND A VIOLATION OF THIS CODE TO DELAY OR FAIL TO ISSUE A RECOMMENDATION IN ORDER TO AVOID A CONFLICT WITH THIS RESTRICTION.

                           PERSONAL TRADING COMPLIANCE OR THE REVIEW OFFICER, WILL REVIEW ANY EXTENUATING CIRCUMSTANCES WHICH MAY WARRANT THE WAIVING OF ANY REMEDIAL SANCTIONS IN A PARTICULAR SITUATION INVOLVING AN INADVERTENT VIOLATION OF THIS RESTRICTION.

         4.11  ACCESS PERSON SEVEN-DAY BLACKOUT AFTER RECOMMENDATION CHANGE

         During the seven (7) day period after a RECOMMENDATION is issued for a SECURITY, no ACCESS PERSON may purchase or sell that SECURITY. A request to pre-clear a transaction in a SECURITY will be denied if there has been a RECOMMENDATION issued for such SECURITY during the past seven (7) days.

         4.12  HEDGE FUND TEAM RESTRICTIONS

         Due to the unique trading practices and strategies associated with hedge funds, a hedge fund team member (i.e., any INVESTMENT PERSON for a hedge fund) is prohibited from trading SECURITIES in their personal brokerage accounts that are eligible investments for the hedge fund with which he/she is associated. Hedge fund team members must therefore, contact PERSONAL TRADING COMPLIANCE for special pre-clearance approval prior to executing any personal securities transactions.

         4.13  INITIAL AND SECONDARY PUBLIC OFFERINGS

         Investing in INITIAL AND SECONDARY PUBLIC OFFERINGS of SECURITIES is prohibited unless such opportunities are connected with your prior employment compensation (i.e. options, grants, etc.) or your spouse's employment compensation. No ACCESS PERSON may, directly or indirectly, purchase any SECURITY sold in an INITIAL or SECONDARY PUBLIC OFFERING without obtaining prior written approval from the REVIEW OFFICER.

         4.14  PRIVATE PLACEMENT TRANSACTIONS

         Without obtaining prior written approval from the REVIEW OFFICEr, no ACCESS PERSON may, directly or indirectly, purchase any SECURITY offered and sold pursuant to a PRIVATE PLACEMENT TRANSACTION. A request for an approval form for a private placement investment can be obtained by contacting PERSONAL TRADING COMPLIANCE.

EXPLANATORY NOTE:

                  IF YOU HAVE BEEN AUTHORIZED TO ACQUIRE A SECURITY IN A PRIVATE PLACEMENT TRANSACTION, YOU MUST DISCLOSE TO PERSONAL TRADING COMPLIANCE IF YOU ARE INVOLVED IN A CLIENT'S SUBSEQUENT CONSIDERATION OF AN INVESTMENT IN THE ISSUE OF THE PRIVATE PLACEMENT, EVEN IF THAT INVESTMENT INVOLVES A DIFFERENT TYPE OR CLASS OF SECURITY. IN SUCH CIRCUMSTANCES, THE DECISION TO PURCHASE SECURITIES OF THE ISSUER FOR A CLIENT MUST BE
                  INDEPENDENTLY REVIEWED BY AN INVESTMENT PERSON WITH NO PERSONAL INTEREST IN THE ISSUER.

         The purchase of additional shares or the subsequent sale of an approved PRIVATE PLACEMENT TRANSACTION does not require pre-clearance provided there are no publicly traded SECURITIES in the corporation, partnership or limited liability company whose shares the ACCESS PERSON owns. However, if the issuer of the PRIVATE PLACEMENT has publicly traded SECURITIES, then the sale of such PRIVATE PLACEMENTS must be pre-cleared with PERSONAL TRADING COMPLIANCE.

         4.15  EXEMPTIONS GRANTED BY THE REVIEW OFFICER

         Subject to applicable law, the REVIEW OFFICER may from time to time grant exemptions, other than or in addition to those described in EXHIBIT FOUR, from the trading restrictions, preclearance requirements or other provisions of the Code with respect to particular individuals such as non-employee directors, consultants, temporary employee, intern or independent contractor, and types of transactions or SECURITIES, where in the opinion of the REVIEW OFFICER, such an exemption is appropriate in light of all the surrounding circumstances.

5.       PROHIBITED OR RESTRICTED ACTIVITIES

         5.1   ACCEPTANCE OF GIFTS

           Without obtaining prior written approval of PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER, no ACCESS PERSON may accept any gift or other thing of more than de minims value ($100.00) within a calendar year from any person or entity that does business with Loomis Sayles. The REVIEW OFFICER will, from time to time as necessary, issue guidelines as to the type and value of items that would be considered subject to this restriction.

         5.2   PUBLIC COMPANY BOARD SERVICE AND OTHER AFFILIATIONS

         No ACCESS PERSON may serve on the board of directors of any publicly traded company. Additionally, no ACCESS PERSON may accept any other service, employment, engagement, connection, association, or affiliation in or with any enterprise, business or otherwise, (herein after, collectively "Outside Activity
(ies)") absent prior written approval by the PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER.

         A request form for approval of such Outside Activities can be obtained by contacting PERSONAL TRADING COMPLIANCE. In determining whether to approve such Outside Activity, PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER will consider whether such service will involve an actual or perceived conflict of interest with client trading, place impediments on Loomis Sayles' ability to trade on behalf of clients or otherwise materially interfere with the effective discharge of Loomis Sayles' or the ACCESS PERSON'S duties to clients.

         5.3   PARTICIPATION IN INVESTMENT CLUBS AND PRIVATE POOLED VEHICLES

         No ACCESS PERSON shall participate in an investment club or invest in a hedge fund, or similar private organized investment pool (but not an SEC registered open-end mutual fund) without the express permission of PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER.

6.       REPORTING REQUIREMENTS

         6.1   INITIAL HOLDINGS REPORTING, ACCOUNT DISCLOSURE AND
               ACKNOWLEDGEMENT OF CODE

         Within 10 days after becoming an ACCESS PERSON, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE, a report (by paper) of all SECURITIES (including holdings of REPORTABLE FUNDS) in which such ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL.

         Additionally, within 10 days of becoming an ACCESS PERSON, such ACCESS PERSON must report all brokerage or other accounts that hold or can hold SECURITIES in which the ACCESS PERSON has BENEFICIAL OWNERSHIP OR INVESTMENT CONTROL. The information must be as of the date the person became an ACCESS PERSON. An ACCESS PERSON can satisfy these reporting requirements by providing PERSONAL TRADING COMPLIANCE with a current copy of his or her brokerage account or other account statements, which hold or can hold Securities.

         EXPLANATORY NOTE:

                  LOOMIS SAYLES TREATS ALL OF ITS EMPLOYEES AS ACCESS PERSONS. THEREFORE, YOU ARE DEEMED TO BE AN ACCESS PERSON AS OF THE FIRST DAY YOU BEGIN WORKING FOR THE FIRM.

         Finally, upon becoming an ACCESS PERSON and annually thereafter, each ACCESS PERSON must acknowledge that he or she has received, read and understands the Code and recognizes that he or she is subject hereto, and certify that he or she will comply with the requirements of the Code.

         6.2   BROKERAGE CONFIRMATIONS AND BROKERAGE ACCOUNT STATEMENTS

         Each ACCESS PERSON must notify PERSONAL TRADING COMPLIANCE IMMEDIATELY upon opening an account that holds or may hold SECURITIES (including REPORTABLE FUNDS), and must assist PERSONAL TRADING COMPLIANCE in ensuring that Loomis Sayles receives copies of the ACCESS PERSON'S confirmations and account statements for all accounts holding SECURITIES in which the ACCESS PERSON has either BENEFICIAL OWNERSHIP or INVESTMENT CONTROL.

         6.3   QUARTERLY TRANSACTION REPORTING AND ACCOUNT DISCLOSURE PROCEDURE

         Utilizing the automated reporting procedure ("Blue Sheets"), each ACCESS PERSON must file by electronic means a Blue Sheet on all SECURITY transactions (including transactions in REPORTABLE FUNDS) made during each calendar quarterly period in which such ACCESS PERSON has, or by reason of such transaction acquires or disposes of, any BENEFICIAL OWNERSHIP of a SECURITY (even if such ACCESS PERSON has no direct or indirect INVESTMENT CONTROL over such SECURITY), or as to which the Access Person has any direct or indirect INVESTMENT CONTROL (even if such ACCESS PERSON has no BENEFICIAL OWNERSHIP in such SECURITY). If no transactions in any SECURITIES, required to be reported, were effected during a quarterly period by an ACCESS PERSON, such ACCESS PERSON shall nevertheless submit a Blue Sheet within the time frame specified above stating that no reportable securities transactions were affected.

         ACCESS PERSONS are also required to report each account (including accounts holding REPORTABLE FUNDS) opened or closed by the ACCESS PERSON during the reporting period, other then those accounts described in Exhibit Three.

          Every Blue Sheet must be submitted not later than ten (10) calendar days after the end of each calendar quarter in which the SECURITY transaction(s) to which the Blue Sheet relates was effected.

         6.4   ANNUAL HOLDINGS AND CODE COMPLIANCE REPORTING REQUIREMENTS

         On an annual basis, by a date specified by PERSONAL TRADING COMPLIANCE, each ACCESS PERSON must file with PERSONAL TRADING COMPLIANCE a dated Annual Package which identifies all SECURITIES (including REPORTABLE FUNDS) in which such ACCESS PERSON has a BENEFICIAL OWNERSHIP or over which such ACCESS PERSON has INVESTMENT CONTROL. The information in the Annual Package shall reflect holdings in the ACCESS PERSON'S account(s) that are current and no more than 30 days old relative to the date on which the Annual Package was submitted.

         Additionally, on an annual basis, each ACCESS PERSON must acknowledge that he/she has received, read and understood the Code and Loomis Sayles Policies and Procedures on Insider Trading ("Insider Trading Policy") and recognizes that he/she is subject hereto, and certify that he/she has complied with the requirements of the Code and Insider Trading Policy during the past year, except as otherwise disclosed in writing to PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER.

         6.5   REVIEW OF REPORTS BY REVIEW OFFICER

          The REVIEW OFFICER, shall establish procedures as the REVIEW OFFICER may from time to time determine appropriate for the review of the information required to be compiled under this Code regarding transactions by Access PERSONS and to report any violations thereof to all necessary parties.

7.       SANCTIONS

         Any violation of the substantive or procedural requirements of this Code will result in the imposition of a sanction as set forth in the firm's then current Sanctions Policy, or as the REVIEW OFFICER may deem appropriate under the circumstances of the particular violation. These sanctions may include, but are not limited to:

          o    a letter of caution or warning (i.e. Procedures Notice);

          o payment of a fine, disgorgement of profits generated or payment of losses avoided and/or restitution to an affected client;

          o    suspension of personal trading privileges;

          o actions affecting employment status, such as suspension of employment without pay, demotion or termination of employment; and

          o    referral  to  the  SEC,  other  civil   authorities  or  criminal
               authorities.

         Serious violations, including those involving deception, dishonesty or knowing breaches of law or fiduciary duty, will result in one or more of the most severe sanctions regardless of the violator's history of prior compliance.

         Fines, penalties and disgorged profits will be donated to a charity selected by the Loomis Sayles Charitable Giving Committee or as determined by the REVIEW OFFICER.

8.       RECORDKEEPING REQUIREMENTS

          Loomis Sayles shall maintain and preserve records, in an easily accessible place, relating to the Code of the type and in the manner and form and for the time period prescribed from time to time by applicable law. Currently, Loomis Sayles is required by law to maintain and preserve:

          o in an easily accessible place, a copy of this Code (and any prior Code of Ethics that was in effect at any time during the past five years) for a period of five years;

          o in an easily accessible place a record of any violation of the Code and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

          o a copy of each report (or information provided in lieu of a report including any manual pre-clearance forms and information relied upon or used for reporting) submitted under the Code for a period of five years, provided that for the first two years such copy must be preserved in an easily accessible place;

          o in an easily accessible place, a list of all persons who are, or within the past five years were, required to make, or were responsible for reviewing, reports pursuant to this Code;

          o a copy of each report provided to any Investment Company as required by paragraph (c)(2)(ii) of Rule 17j-1 under the 1940 Act or any successor provision for a period of five years following the end of the fiscal year in which such report is made, provided that for the first two years such record shall be preserved in an easily accessible place; and

          o a written record of any decision, and the reasons supporting any decision, to approve the purchase by a ACCESS PERSON of any SECURITY in an INITIAL OR SECONDARY PUBLIC OFFERING OR PRIVATE PLACEMENT TRANSACTION for a period of five years following the end of the fiscal year in which the approval is granted.

9.       MISCELLANEOUS

         9.1   CONFIDENTIALITY

         Loomis Sayles will keep information obtained from any ACCESS PERSON hereunder in strict confidence. Notwithstanding the forgoing, reports of SECURITIES transactions and violations hereunder will be made available to the SEC or any other regulatory or self-regulatory organizations to the extent required by law rule or regulation, and in certain circumstances, may in Loomis Sayles' discretion be made available to other civil and criminal authorities. In addition, information regarding violations of the Code may be provided to clients or former clients of Loomis Sayles that have been directly or indirectly affected by such violations.

         9.2   DISCLOSURE OF CLIENT TRADING KNOWLEDGE

         No ACCESS PERSON may, directly or indirectly, communicate to any person who is not an ACCESS PERSON or other approved agent of Loomis Sayles (e.g., legal counsel) any non-public information relating to any client of Loomis Sayles or any issuer of any SECURITY owned by any client of Loomis Sayles, including, without limitation, the purchase or sale or considered purchase or sale of a SECURITY on behalf of any client of Loomis Sayles, except to the extent necessary to comply with applicable law or to effectuate SECURITIES transactions on behalf of the client of Loomis Sayles.

         9.3 NOTICE TO ACCESS PERSONS, INVESTMENT PERSONNEL AND RESEARCH ANALYSTS AS TO STATUS

         PERSONAL TRADING COMPLIANCE will initially determine an employee's status as an ACCESS PERSON, RESEARCH ANALYST or INVESTMENT PERSON and the client accounts to which INVESTMENT PERSONS should be associated, and will inform such persons of their respective reporting and duties under the Code.
         All ACCESS PERSONS and/or the applicable Supervisor thereof, have an obligation to inform PERSONAL TRADING COMPLIANCE if an ACCESS PERSON'S responsibilities change during the ACCESS PERSON'S tenure at Loomis Sayles.

         9.4   NOTICE TO REVIEW OFFICER OF ENGAGEMENT OF INDEPENDENT CONTRACTORS

         Any person engaging a consultant, temporary employee, intern or independent contractor shall notify PERSONAL TRADING COMPLIANCE of this engagement and provide to PERSONAL TRADING COMPLIANCE, the information necessary to make a determination as to how the Code shall apply to such consultant, temporary employee, intern or independent contractor, if at all.

         9.5   QUESTIONS AND EDUCATIONAL MATERIALS

         Employees are encouraged to bring to PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER any questions you may have about interpreting or complying with the Code about SECURITIES, accounts that hold or may hold SECURITIES or personal trading activities of you, your family, or household members, about your legal and ethical responsibilities or about similar matters that may involve the Code.

         PERSONAL TRADING COMPLIANCE may from time to time circulate educational materials or bulletins designed to assist you in understanding and carrying out your duties under the Code.

                                GLOSSARY OF TERMS

The BOLDFACE terms used throughout this policy have the following meanings:

1. "ACCESS PERSON" means an "access person" as defined from time to time in Rule 17j-1 under the 1940 Act or any applicable successor provision. Currently, this means any director, or officer of Loomis Sayles, or any ADVISORY PERSON (as defined below) of Loomis Sayles.

2. "ADVISORY PERSON" means an "advisory person" and "advisory representative" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act, respectively, or any applicable successor provision. Currently, this means (i) every employee of Loomis Sayles (or of any company in a CONTROL relationship to Loomis Sayles), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a SECURITY by Loomis Sayles on behalf of clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) every natural person in a CONTROL relationship to Loomis Sayles who obtains information concerning recommendations made to a client with regard to the purchase or sale of a SECURITY. ADVISORY PERSON also includes: (a) any other employee designated by PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER as an ADVISORY PERSON under this Code; (b) any consultant, temporary employee, intern or independent contractor (or similar person) engaged by Loomis Sayles designated as such by PERSONAL
     TRADING COMPLIANCE or the REVIEW OFFICER as a result of such person's access to information about the purchase or sale of SECURITIES by Loomis Sayles on behalf of clients (by being present in Loomis Sayles offices, having access to computer data or otherwise) and (c) members of the Board of Directors of Loomis, Sayles & Company, Inc., the sole general partner of Loomis, Sayles & Company, L.P. , who are not employees of Loomis, Sayles & Company, L.P. ("non-employee directors").

3.   "BENEFICIAL OWNERSHIP" is defined in Section 3.2 of the Code.

4. "INVESTMENT CONTROL" is defined in Section 3.3 of the Code. This means "control" as defined from time to time in Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) under the Advisers Act or any applicable successor provision. Currently, this means the power to exercise a controlling influence over the management or policies of Loomis Sayles, unless such power is solely the result of an official position with Loomis Sayles.

5. "INITIAL PUBLIC OFFERING" means an "initial public offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means any offering of securities registered under the Securities Act of 1933 the issuer of which immediately before the offering, was not subject to the reporting requirements of
     Section 13 or 15(d) of the Securities Exchange Act of 1934.

6. "INVESTMENT COMPANY" means any INVESTMENT COMPANY registered as such under the 1940 Act and for which Loomis Sayles serves as investment adviser or subadviser or which an affiliate of Loomis Sayles serves as an investment adviser.

7. "INVESTMENT PERSON" means all PORTFOLIO MANAGERS of Loomis Sayles and other ADVISORY PERSONS who assist the PORTFOLIO MANAGERS in making and implementing investment decisions for an INVESTMENT COMPANY or other client of Loomis Sayles, including, but not limited to, designated RESEARCH ANALYSTS and traders of Loomis Sayles. A person is considered an INVESTMENT PERSON only as to those client accounts or types of client accounts as to which he or she is designated by PERSONAL TRADING COMPLIANCE or the REVIEW OFFICER as such. As to other accounts, he or she is simply an ACCESS PERSON.

8. "PORTFOLIO MANAGER" means any individual employed by Loomis Sayles who has been designated as a PORTFOLIO MANAGER by Loomis Sayles. A person is considered a PORTFOLIO MANAGER only as to those client accounts as to which he or she is designated by the REVIEW OFFICER as such. As to other client accounts, he or she is simply an ACCESS PERSON.

9. "PRIVATE PLACEMENT TRANSACTION" means a "limited offering" as defined from time to time in Rule 17j-l under the 1940 Act or any applicable successor provision. Currently, this means an offering exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Rule 504, 505 or 506 under that Act.

10. "RECOMMENDATION" means any initial rating or change therein, in the case of an equity SECURITY, or any initial rating or status, or change therein in the case of a fixed income SECURITY in either case issued by a RESEARCH ANALYST.

11. REPORTABLE FUND" is defined in Section 3.1 of the Code and a list of such funds is found in EXHIBIT ONE.

12. "RESEARCH ANALYST" means any individual employed by Loomis Sayles who has been designated as a RESEARCH ANALYST by Loomis Sayles. A person is considered a RESEARCH ANALYST only as to those SECURITIES which he or she is assigned to cover and about which he or she issues research reports to other INVESTMENT PERSONNEL. As to other Securities, he or she is simply an ACCESS PERSON.

13. "REVIEW OFFICER" means the Chief Compliance Officer or such other officer or employee of Loomis Sayles designated from time to time by Loomis Sayles to receive and review reports of purchases and sales by ACCESS PERSONS, and to address issues of personal trading. "ALTERNATE REVIEW OFFICER(S)" or "PERSONAL TRADING COMPLIANCE" means the employee or employees of Loomis Sayles designated from time to time by the General Counsel of Loomis Sayles to receive and review reports of purchases and sales, and to address issues of personal trading, by the REVIEW OFFICER, and to act for the REVIEW OFFICER in the absence of the REVIEW OFFICER.

14.  "SECURITY" is defined in Section 3.1 of the Code.

15. "SECONDARY PUBLIC OFFERING" is defined as a registered offering of a block of SECURITIES which had been previously issued to the public, by a current shareholder.

16.  "SELECT BROKER" is defined in Section 3.4 of the Code.


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